UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

August 16, 2011

Date of Report (Date of earliest event reported)

Gold Reserve Inc.

(Exact name of registrant as specified in its charter)

  Yukon Territory, Canada                 001-31819                                                NA

         (State or other jurisdiction                             (Commission                                                       (IRS Employer

                 of incorporation)                                     File Number)                                                   Identification No.)

926 West Sprague Ave, Suite 200, Spokane, Washington 99201

(Address of principal executive offices) (Zip Code)

509-623-1500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 16, 2011, Gold Reserve Inc. (TSX: GRZ; NYSE Amex: GRZ) (the “Company”) received written notification from the Chief Counsel of the NYSE Amex LLC (the “Exchange”) that the Listing Qualifications Panel (the “Panel”) has unanimously determined to remand the delisting matter regarding the Company back to the Exchange staff (the “Staff”) for its consideration of whether the Company can formulate an acceptable plan of compliance demonstrating the Company is capable of once again becoming an operating company. During this period the Company will continue to be listed on the Exchange.

As previously reported, on June 20, 2011, the Company received a written notice that the Exchange intended to file a delisting application with the United States Securities and Exchange Commission to remove the Company’s common shares from being listed on the Exchange. The Staff based its decision to commence delisting procedures on its belief that subsequent to the seizure of the Brisas Project by the Venezuelan authorities in October 2009, the Company no longer complied with the Exchange’s continued listing standards under Sections 1002(c) and 1003(c)(i) of the NYSE Amex Company Guide (the “Company Guide”) because it was no longer an “operating company,” as determined by the Exchange. The Company requested a hearing to appeal the Exchange’s conclusions and submitted a written submission to the Panel outlining the reasons supporting continued listing on the Exchange.  Management presented its case to the Panel and the Staff at an oral hearing held on August 10, 2011.

The Panel’s decision to remand the matter back to the Staff was based, in part, on the fact that the Company (unlike other issuers that have been delisted for losing their status as operating companies) remains in current compliance with all of the Exchange's continued quantitative listing standards and appears to have sufficient resources, assets and ability to enter into business operations within the near term.

In order to comply with Section 1009(c) of the Company Guide, the Company must present the plan to the Staff within 30 days of the receipt of the Panel’s decision, i.e. September 15, 2011. The Company is currently preparing such a plan, under which the steps required for the Company to regain compliance with Sections 1002(c) and 1003(c)(i) of the Company Guide will be set forth. Once received, the Staff will consider the plan of compliance and will notify the Panel as to whether the Staff finds the plan acceptable. If the Staff reports that the Company’s proposed plan of compliance is acceptable, then the Company’s appeal will be deemed withdrawn as moot. However, if the Staff concludes that the proposed plan of compliance is not acceptable and issues an adverse notice, then the Panel will reconsider the appeal and set a schedule for additional submissions and/or hearings.

There can be no assurance that the Staff will accept the plan, or if the plan is accepted, that the Company will be able to achieve compliance with Sections 1002(c) and 1003(c)(i) of the Company Guide within the required time frame.  If the plan is not accepted by the Staff, or if the Company is not able to achieve compliance with Sections 1002(c) and 1003(c)(i) of the Company Guide or otherwise put in place a plan satisfactory to the Panel, the Company will remain subject to delisting procedures as set forth in the Company Guide and may in fact be delisted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 19, 2011

GOLD RESERVE INC.

By: /s/ Robert A. McGuinness

Robert A. McGuinness

V.P. Finance and Chief Financial Officer